LASER-PACIFIC MEDIA CORPORATION
                              809 N. Cahuenga Blvd.
                           Hollywood, California 90038
                                 (323) 462-6266

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 28, 2000


                                  INTRODUCTION


     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Laser-Pacific Media Corporation, ("the Company"), a Delaware corporation. This proxy is for use at the annual meeting of stockholders of the Company (the "Annual Meeting"). The Annual Meeting is to be held at the Hollywood Roosevelt Hotel, 7000 Hollywood Blvd., Hollywood, CA 90028 on June 28, 2000 at 3:00 p.m., and at any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

     All shares of common stock of the Company ("Common Stock") represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions contained therein. If instructions are not given in the proxy, it will be voted "FOR" the election of the directors nominated as set forth under "Election of Directors" below. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment. At the time of the mailing of this Proxy Statement, the Company was not aware of any matters needing to be acted upon at the meeting except for those matters discussed in this Proxy Statement.


     Any stockholder who returns a proxy has the right to revoke it at any time before it is exercised by attending the Annual Meeting and voting in person; or by delivering a written statement to the Company, stating that the proxy is revoked; or by executing and delivering to the Secretary of the Company a duly executed proxy bearing a later date than the enclosed proxy.


     This Proxy Statement, together with the accompanying proxy, is first being mailed to the Company's stockholders, on or about May 30, 2000, to the Company's stockholders of record at the close of business on May 19, 2000.


     The Company's principal executive offices are located at 809 North Cahuenga Boulevard, Hollywood, California 90038

                                   SECURITIES


     The Company has one class of stock outstanding, designated Common Stock, with a par value of $.0001. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Only stockholders of record as of the close of business on May 19, 2000 are entitled to notice of and to vote at the Annual Meeting. As of the record date, May 19, 2000, there were 7,971,293 shares of Common stock outstanding.

     A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business. Abstentions and other "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on a proposal where a broker is not permitted to vote on the matter absent instructions from the beneficial owners of the shares and no instructions are given.

                              ELECTION OF DIRECTORS

     The Company is incorporated in the State of Delaware and neither the laws of that state nor the Certificate of Incorporation of the Company requires cumulative voting in the election of the Board of Directors. If a quorum is present nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE NOMINEES NAMED UNLESS OTHERWISE INSTRUCTED.


Nominees


     Four directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his respective successor is elected and qualified. The Board of Directors has nominated for election as directors the four persons named below. All of these nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. If any of such nominees should be unable or should decline to serve, the discretionary authority provided in the proxies received will be exercised to vote for a substitute nominee or nominees of the Board of Directors, unless otherwise instructed. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the four nominees listed below. The Board of Directors has no reason to believe that any substitute nominee will be required.

     The following table sets forth certain information as of April 30, 2000, with respect to the Board's nominees:


                                           Director
Name                               Age       Since        Position with Company
James R. Parks                      49       1990         Chairman of the Board and Chief Executive Officer
Emory M. Cohen                      57       1990         President, Chief Operating Officer and Director
Thomas D. Gordon (1)                51       1999         Director
Craig Jacobson                      47       1999         Director

(1)  Member of the Audit Committee.


                               BOARD OF DIRECTORS

Biographical Information on Current Directors

        The following biographical information is furnished with respect to the Company's directors:

        James R. Parks has been Chairman of the Board and Chief Executive Officer of the Company since March of 1994 and a director since the inception of the Company in 1990. Since 1978, Mr. Parks has been a partner of Parks, Palmer, Turner and Yemenedjian, certified public accountants. On January 1, 1999, Mr. Parks also became Managing Director of Parks, Palmer Business Services, Inc. In 1995, a partnership in which Mr. Parks was an officer of the corporate general partner and which held real property, filed for reorganization under Chapter 11. In 1996, the reorganization was dismissed and the real property was sold.

        Emory M. Cohen is the Company's President and Chief Operating Officer and a director and has held such positions since the inception of the Company in 1990. Mr. Cohen received a motion picture Academy Award in 1978 for inventing a system that applies electronic and videotape technology to motion picture post-production sound recording, and an Emmy Award in 1989 in connection with the Company's Electronic Laboratory(TM).

        Thomas D. Gordon has served as a director of the Company since July 1999. Since 1994 Mr. Gordon has served as the Chief Executive Officer of the Cedars-Sinai Medical Care Foundation, Cedars-Sinai Health System Medical Network Services and Medical Group of Beverly Hills, Inc. From 1989 to 1994, Mr. Gordon served as the Chief Executive Officer of the Medical Group of Beverly Hills. In addition, Mr. Gordon serves as Assistant Clinical Professor for the Graduate Program in Health Care Administration and Institute for Diversity Program at the University of Southern California.

        Craig Jacobson has served as a director of the Company since December 1999. Mr. Jacobson is a partner with the law firm Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Hertz and Goldring, LLP, which he helped to found in 1987. The firm specializes in entertainment law for the motion picture and television industry.

        Ronald Zimmerman has served as a director of the Company since October 1996. Mr. Zimmerman is a self-employed financial advisor and businessman. From 1986 to 1994, he served as Director, Senior Vice President and Chief Financial Officer of the Todd-AO Corporation.

Committees

       The Audit Committee is the only standing committee of the Board of Directors. The Audit Committee did not have a formal meeting during 1999. In February 2000, the Audit Committee met with the independent accountants to discuss the year ended December 31, 1999. The principal duties of the Audit Committee are to approve selection and engagement of independent auditors and review with them the plan and scope of their audit for each year, the results of such audit when completed and their fees for services performed. Mr. Zimmerman and Mr. Gordon comprise the Audit Committee.

      The Company's Stock Option Plan is administered by the Board of Directors.

Attendance and Compensation

        During the year ended December 31, 1999, the Board of Directors met three times. Each of the directors attended all of the meetings of the Board of Directors. Directors who are not officers or employees of the Company receive $1,000 per month. Ronald Zimmerman was granted options to purchase 10,000 shares of Common Stock, and Thomas Gordon was granted options to purchase 20,000 shares of Common Stock, each with an exercise price of $9.94, on December 22, 1999.

                               EXECUTIVE OFFICERS


        Officers are appointed by the Board of Directors of the Company. Information with respect to Messrs. James R. Parks (Chairman of the Board and Chief Executive Officer) and Emory M. Cohen (President and Chief Operating Officer) is set forth on page three. Information with respect to Leon D. Silverman, Robert McClain and Randolph D. Blim as of April 30, 2000 is set forth below:


Name                       Age                     Position with Company


Leon D. Silverman          45                      Executive Vice President

Randolph D. Blim           53                      Senior Vice President

Robert McClain             52                      Chief Financial Officer
                                                   Vice President and Secretary

        Leon D. Silverman has served as Executive Vice President since the inception of the Company in 1990. Mr. Silverman is a Founding Member of the Technology Council of the Television and Motion Picture Industry and currently serves as Executive Vice President of its Executive Committee. In addition, he currently serves as President of the Southern California Chapter of the International Teleproduction Society.

        Randolph D. Blim has been the Senior Vice President of Engineering since the inception of the Company in 1990. Mr. Blim was awarded an Emmy in 1989 for Outstanding Achievement in Engineering Development in connection with the Company's Electronic Laboratory(TM).

        Robert McClain, Certified Public Accountant, became Chief Financial Officer in November 1994. He was employed by Betson Pacific as Chief Financial Officer and Director of Operations from 1992 through November 1994 when he left to join the Company.

        No family relationships exist between any of the officers or directors of the Company.

                       REPORT OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

         The Board of Directors is responsible for reviewing benefits and compensation for all of the Company's officers. The Board's executive compensation policies are designed to enhance the financial performance of the Company and stockholder value.

         The executive compensation program is viewed in total considering all of the component parts: base salary, bonus and long-term incentive compensation in the form of stock options. In evaluating the performance of and in setting the salary and incentive compensation of the executive officers, the Board considers, in the aggregate, the following factors: industry factors, taking into account compensation paid by competitors and the amount required to be paid by the Company to retain key employees; the progress made by the Company in the growth of its business; the performance of the Company's stock; and the Company's overall financial performance.

         The Chief Executive Officer's salary was set at $208,000 annually in March 1994, and was based on the criteria discussed in the preceding paragraph and has not changed. Mr. Parks chose to forego the performance bonus he was entitled to in 1999. Mr. Parks as a major stockholder of the corporation believes that most of his compensation incentive is derived from increasing the share value of the Company's stock which is directly related to the Company's performance.

         The Board of Directors awarded a performance bonus based on the Company's superior operating performance in 1999 of $60,000 to Emory M. Cohen and performance bonuses of $35,000 each to Randolph D. Blim, Leon D. Silverman, and Robert McClain for the fiscal year ended December 31, 1999. Options to purchase shares of the Company's Common Stock at $9.94 were granted to James R. Parks, Emory M. Cohen, Leon D. Silverman, Randolph D. Blim, and Robert McClain on December 22, 1999. The number of options granted is detailed on the schedule on page 9 (nine) of this proxy statement.

         Following is a summary of the current compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

        James R. Parks is currently employed by the Company at an annual salary of $208,000. Mr. Parks is not employed pursuant to a written agreement, but serves at the discretion of and on terms determined by the Board of Directors. Mr. Parks provides services to the Company on an as-needed basis.

         Emory M. Cohen has a five-year employment agreement with the Company, entered into as of May 15, 1990, which has no termination date but is terminable upon five years' written notice or upon 30 days notice for cause, as defined. Under the terms of the agreement, Mr. Cohen is entitled to a minimum annual salary of $350,000, subject to adjustment if the cost of living increases more than 10 percent in any year, with a bonus in an amount to be determined by the Board of Directors. In addition, he is entitled to other specified benefits such as an automobile, reimbursement of expenses, and life, health, and disability insurance benefits. Commencing on the effective date of a change of control of the Company, if; either the Company terminates the executive's employment contract, other than for specified reasons, or the executive elects to terminate his employment within nine months of the change in control, then the executive shall, on the date of either termination, receive a lump sum payment of three times his annual compensation. In the event payments are required as a result of a change of control, then no further compensation shall be payable to the executive under this agreement.

         Leon D. Silverman is currently employed by the Company at an annual salary of $275,000, and is entitled to other specified benefits such as an automobile allowance, reimbursement of expenses, and life, health, and disability insurance benefits. Mr. Silverman has no written agreement with the Company and serves at the discretion of the Board of Directors.

         Randolph D. Blim is employed by the Company pursuant to an employment agreement that expires on July 23, 2000. The agreement requires that the executive be given 120 days written notice prior to the date of termination. If a 120-day written notice is not given by either party, prior to the expiration of the current agreement, and in all subsequent years, the agreement will be renewed for one additional year. The agreement is terminable upon 30 days notice for cause as defined in the agreement. Mr. Blim is currently entitled to an annual salary of $213,000 with required yearly increases of 3% over the term of the agreement, with an annual bonus in an amount to be determined by the Board of Directors. He is also entitled to other specified benefits such as an automobile allowance, reimbursement of expenses, and life, health, and disability insurance benefits.

         Robert McClain is currently employed by the Company pursuant to an employment agreement that expires July 31, 2002. The agreement requires that the executive be given 120 days written notice prior to the date of termination. If a 120-day written notice is not given by either party, prior to the expiration of the current agreement, and in all subsequent years, the agreement will be renewed for one additional year. The agreement is terminable upon 30 days notice for cause as defined in the agreement. Mr. McClain is currently entitled to an annual salary of $185,000 with an annual bonus in an amount to be determined by the Board of Directors. He is also entitled to other specified benefits such as an automobile allowance, reimbursement of expenses, and life, health, and disability insurance benefits.

         The SEC requires public companies to state their compensation policies with respect to federal income tax laws that limit to $1,000,000 the deductibility of compensation paid to the executive officers named in this proxy statement. In light of the current level of compensation of the Company's named executive officers, the Board of Directors of the Company has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.


                                       SUBMITTED BY THE BOARD OF DIRECTORS
                                        OF LASER-PACIFIC MEDIA CORPORATION


                                             /s/ James R. Parks
                                                 James R. Parks, Chairman

                                             /s/ Emory M. Cohen
                                                 Emory M. Cohen

                                             /s/ Thomas D. Gordon
                                                 Thomas D. Gordon

                                             /s/ Craig A. Jacobson
                                                 Craig A. Jacobson

                                             /s/ Ronald Zimmerman
                                                 Ronald Zimmerman

         The Board of Directors does not have a compensation committee. During fiscal year ended 1999, two members of the Board, each of whom participated in decisions regarding executive officer compensation, were executive officers of the Company, James R. Parks and Emory M. Cohen. There are no interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

                           SUMMARY COMPENSATION TABLE

         The table below shows, for the years ended December 31, 1997, 1998 and 1999, the annual and long-term compensation that was paid or accrued for those years to the Chief Executive Officer and the four most highly compensated executive officers.


                                                                                Long Term Compensation
                                                                             ---------------------------------------
                                               Annual Compensation                  Awards
                                                                              Payouts
                                      ------------------------------------------------------------------------------
                                                                  Other
Name                                                              Annual     Restricted    Securities
And                                                               Compen-       Stock      Underlying      LTIP
Principal                                                       sation (1)    Award(s)      Options       Payouts
Position                         Year    Salary ($)   Bonus ($)        ($)          ($)          (#)           ($)

James R. Parks                   1997      208,000         -0-           -0-         -0-         31,000         -0-
CEO                              1998      208,000      25,000           -0-         -0-            -0-         -0-
                                 1999      208,000         -0-           -0-         -0-         10,000         -0-

Emory M. Cohen                   1997    * 402,000         -0-        18,488         -0-         37,600         -0-
President and COO                1998    * 468,491      25,000        21,759         -0-            -0-         -0-
                                 1999      350,000      60,000    (2) 31,427         -0-         85,000         -0-

Leon D. Silverman                1997      240,506         -0-         8,198         -0-         26,800         -0-
Executive Vice President         1998      266,731      25,000         8,223         -0-            -0-         -0-
                                 1999      274,080      35,000   *(3) 46,439         -0-         50,000         -0-

Randolph D. Blim                 1997      208,105         -0-         4,504         -0-         26,200         -0-
Senior Vice President            1998    * 281,883      25,000         4,504         -0-            -0-         -0-
                                 1999      205,797      35,000    (4) 19,504         -0-         50,000         -0-

Robert McClain                   1997      159,792         -0-        13,000         -0-         23,900         -0-
CFO, Vice President              1998      159,006      25,000         9,600         -0-            -0-         -0-
and Secretary                    1999      172,773      35,000    (5) 17,918         -0-         50,000         -0-


*Payment of compensation includes payments deferred from prior periods.

(1)      Other annual compensation includes the value of additional benefits and automobiles provided to the employee.
(2)      Includes auto expense reimbursement of $12,000.
(3)      Includes auto expense reimbursement of $35,035.
(4)      Includes auto expense reimbursement of $15,000.
(5)      Includes auto expense reimbursement of $16,800.


                                  STOCK OPTIONS

     The Company's 1997 incentive stock option Securities plan, as amended, provides for an aggregate of Underlying 1,000,000 shares that may be purchased pursuant to Unexercised incentive or nonqualified stock options granted to Options officers, directors or key employees at prices equal at to or greater than the fair market value at the date Fiscal of grant. Options currently expire no later than 10 Year-End years from the grant date and generally vest at the date of grant. All options outstanding under the plan were fully vested at December 31, 1999. Under a prior stock option plan, which has expired, 97,781 stock options remain outstanding and were exercisable at December 31, 1999.

     At December 31, 1999, under all plans, options with respect to 488,181 shares of Common Stock were outstanding and exercisable and 219,200 shares remained available for future grant.

     No stock options were granted under the Stock Option Plan during the year ended December 31, 1998.

Aggregated Option Exercises In Fiscal Year And Fiscal Year-End Option Values

     The following table sets forth select information relating to stock options exercised during 1999 and outstanding as of December 31, 1999, held by the Chief Executive Officer and the four most highly compensated executive officers.

                                                                        Number of Securities
                                                                             Underlying             Value of Unexercised
                                                                       Unexercised Options at      In-The-Money Options
                                                                           Fiscal Year-End          at Fiscal Year-End (1)
                                                                       ----------------------     ------------------------
                                     Shares
                                   Acquired                                Exercisable /                Exercisable /
Name                            on Exercise       Value Realized           Unexercisable                Unexercisable
----                            -----------       --------------           -------------                -------------
James R. Parks                      31,000            $ 250,868             10,000 / 0                   $1,225 / 0
Emory M. Cohen                           0                  $ 0            154,231 / 0                 $619,699 / 0
Leon D. Silverman                        0                  $ 0             72,594 / 0                 $176,992 / 0
Randolph D. Blim                    26,200             $194,011             63,556 / 0                 $108,642 / 0
Robert McClain                           0                  $ 0             80,000 / 0                 $293,000 / 0




       (1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on December 31, 1999 (the last trading day of 1999). The closing price of the Company's Common Stock on that day on the Nasdaq National Market was $10.63. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Option Grants in Last Fiscal Year

         The following table set forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1999 to each of the named executive officers.

                                                      Individual Grants
----------------------------------------------------------------------------------------------------------------

                          Number of         % of Total
                          Securities          Options
                          Underlying        Granted to        Exercise                            Grant Date
                           Options         Employees in       Price Per       Expiration        Present Value
   Name                  Granted (#)        Fiscal Year         Share            Date                (1)
   ----                  ---------------    --------------     -----------    -------------     ----------------
James R. Parks              10,000             3.4%             $9.94          12/22/09                 $3,000
Emory M. Cohen              85,000             28.8%            $9.94          12/22/09                $25,500
Leon D. Silverman           50,000             16.9%            $9.94          12/22/09                $15,000
Randolph D. Blim            50,000             16.9%            $9.94          12/22/09                $15,000
Robert McClain              50,000             16.9%            $9.94          12/22/09                $15,000



         (1) Fair value of common stock options is estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

                                                                       1999
                                                            ---------------

                    Expected life (in years)                          10.00
                    Risk-free interest rate                            6.25
                    Volatility                                          .60
                    Dividend yield                                      --
                    Fair value - grant date                             .30


         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of trade options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing models do not necessarily provide a reliable single measure of the fair value of its options.

                        STOCK PERFORMANCE TABLE AND GRAPH

         The following Indexed Returns Performance Table and Graph compares the Company's cumulative total stockholder return on its Common Stock for the period from January 1, 1995 through December 31, 1999, with the cumulative return of the Standard and Poor's 500 Stock Index and a peer group of companies, the Standard and Poor's Entertainment Index, neither of which includes the Company. The Performance Graph assumes $100 invested on January 1, 1995 in the Company's Common Stock, the S&P Entertainment Index and the S&P 500 Index. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                                        Indexed Returns

                                             Base
                                            Period
Company/Index                                  Dec 94      Dec 95       Dec 96      Dec 97       Dec 98       Dec 99
----------------------------------------- ------------ ------------ ----------- ------------ ------------ -----------

Laser-Pacific Media Corp.                         100       100.00       83.33        24.93       320.80     1341.60
S&P 500 Index                                     100       137.58      169.17       225.60       290.08      351.12
S&P Entertainment-500                             100       120.14      121.99       178.00       241.16      282.18



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to those persons known by the Company to own beneficially more than 5% of the Company's Common Stock as of April 15, 2000. On April 15, 2000 there were 7,720,393 shares of the Company's Common Stock outstanding. Except as otherwise noted, and subject to applicable community property and similar laws, each person listed has sole voting power (if applicable) and investment discretion with respect to the securities shown as beneficially owned. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.


Name and Address                        Amount and Nature of         Percent of
Of Beneficial Owner                    Beneficial Ownership(1)        Class(1)


James R. Parks (2)                                    584,254         7.32%
1990 South Bundy Drive
Los Angeles, California 90025

McCrae Holdings Inc.                                  512,993         6.64%
C/O Chase Manhattan Bank
270 Park Avenue
New York, New York 10017


(1) For purposes of calculating each person's percentage, shares that may be acquired within 60 days upon exercise of warrants or stock options have been treated as outstanding.

(2) Includes 164,590 shares of Common Stock held by partnerships in which Mr. Parks is a partner, 250,000 shares issuable upon the exercise of outstanding warrants held by partnerships in which Mr. Parks is a partner, and 10,000 shares issuable upon the exercise of options held by Mr. Parks.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table sets forth information with respect to the beneficial ownership of the Company's common stock as of April 15, 2000 by each of the Company's directors, the Company's chief executive officer and the four other most highly compensated executive officers of the Company, and by all of the Company's executive officers and directors as a group. On April 15, 2000 there were 7,720,393 shares of the Company's Common Stock outstanding. Except as otherwise noted, and subject to applicable community property and similar laws, each person listed has sole voting power (if applicable) and investment discretion with respect to the securities shown as beneficially owned. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.


Name and Address                Amount and Nature of                Percent of
Of Beneficial Owner             Beneficial Ownership(1)             Class(1)

James R. Parks (2)                   584,254                           7.32%

Emory M. Cohen (3)                   291,797                           3.74%

Leon D. Silverman (4)                146,254                           1.88%

Randolph D. Blim (5)                 100,616                           1.29%

Robert McClain (6)                    94,100                           1.21%

Thomas Gordon (7)                     20,000                           *

Ronald Zimmerman (8)                  10,000                           *

All Directors and Executive        1,247,021                          15.82%
Officers as a
Group (7 persons) (9)

*     Less than one percent.

(1) For the purposes of calculating each person's percentage and that of all officers and directors as a group, shares that may be acquired within 60 days upon the exercise of warrants, stock options have been treated as outstanding.

(2) Includes 10,000 shares issuable upon exercise of stock options, and also includes 164,590 shares of Common Stock held by partnerships in which Mr. Parks is a partner and 250,000 shares issuable upon the exercise of outstanding warrants held by partnerships in which Mr. Parks is a partner.

(3)  Includes 85,000 shares issuable upon exercise of stock options.
(4)  Includes 72,594 shares issuable upon exercise of stock options.
(5)  Includes 63,556 shares issuable upon exercise of stock options.
(6)  Includes 80,000 shares issuable upon exercise of stock options.
(7)  Includes 20,000 shares issuable upon exercise of stock options.
(8)  Includes 10,000 shares issuable upon exercise of stock options.
(9) Includes 341,150 shares issuable on exercise of stock options and 250,000 shares issuable upon exercise of warrants.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on a review of Forms 3 and 4 and any amendments thereto furnished to the Company pursuant to Rule 16a-3 (e) under the Securities Exchange Act of 1934 (the "Exchange Act"), or representations that no Form 5s were required, the Company believes that with respect to the year ended December 31, 1999, its officers, directors and beneficial owners of more than 10% of its shares of Common Stock timely complied with all applicable Section 16 (a) filing requirements under the Exchange Act.


                              CERTAIN TRANSACTIONS


        James R. Parks, Chairman of the Board and Chief Executive Officer of the Company, is partner of Parks, Palmer, Turner & Yemenidjian (PPTY), an accounting firm. On January 1, 1999, Mr. Parks also became Managing Director of Parks, Palmer Business Services, Inc., which provides tax accounting and management consulting services to the Company. Parks, Palmer Business Services, Inc.'s billings for the year ended December 31, 1999 were approximately $55,000.

         In July 1997, the Company issued $1,000,000 of short-term Installment (Fixed Rate) Line of Credit Notes, Series 1997 to 35 Lake Avenue, a California limited partnership. James R. Parks, the Company's, Chief Executive Officer, is a partner in 35 Lake Avenue. The principal balance of the Notes bore interest at the rate of fourteen percent (14%) per annum. The accrued interest on the outstanding principal was payable on September 30, 1997, December 31, 1997, January 30, 1998, February 28, 1998 and March 30, 1998. The Company granted 35 Lake Avenue warrants to purchase 250,000 shares of the Company's common stock at the exercise price of $1.00 per share. In January 1998, 35 Lake Avenue agreed to amend the terms of the short-term Installment Line of Credit Notes extending the due date from March 30, 1998 until November 30, 1998. In consideration for the extension of the principal payments the expiration date of the warrants was extended for two additional years. On May 15, 1998, the outstanding principal balance on the notes was paid in full.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         KPMG LLP has been the Company's independent auditors since the Company's inception. Audit services performed by KPMG LLP in the fiscal year ended December 31, 1999, included the examination of, and reporting on, the annual consolidated financial statements of the Company, periodic discussions with management concerning accounting and reporting matters, and assistance and consultation in connection with filings with the Securities and Exchange Commission. The Board of Directors has retained KPMG LLP as the Company's independent accountants for the fiscal year ended December 31, 2000. A representative of KPMG LLP is expected to be present at the meeting. The representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Any proposal of a stockholder intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices for inclusion in the proxy statement and proxy card for that meeting pursuant to Rule 14a-8, under the Securities Exchange Act of 1934, as amended, no later than January 31, 2001. Under Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority at the 2001 Annual Meeting of Stockholders under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal no later than April 17, 2001, and the stockholder satisfies the other requirements of Rule 14a-4(c).


                               PROXY SOLICITATION

     The solicitation of proxies will be by mail. Certain officers, executives and regular employees of the Company (without additional compensation) may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements will be made with banks, brokerage firms and others to forward proxy materials to all holders of shares of Common Stock. The total cost of such solicitation will be borne by the Company and will include reimbursement to banks, brokerage firms and others for their reasonable expenses in forwarding this Proxy Statement and the accompanying materials regarding the Annual Meeting to stockholders.

                                  OTHER MATTERS


     The only business that the Board of Directors intends to act upon at the Annual Meeting consists of the matters set forth in this proxy statement, and the Board of Directors knows of no other matters that will be acted on by any person or group. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment.


                          ANNUAL REPORT TO STOCKHOLDERS


     The Company's 1999 Report on Form 10-K, which comprises the Annual Report to Shareholders, is being mailed to the stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.


                                            By Order of the Board of Directors

Hollywood, California                       /s/ Robert McClain
April 28, 2000                              Robert McClain, Secretary